UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 29, 2022

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

1-2893	Louisville Gas and Electric Company			61-0264150
(Exact name of Registrant as specified in its charter)
Kentucky
220 West Main Street
	Louisville,	KY	40202-1377
	(502)	627-2000

1-3464	Kentucky Utilities Company			61-0247570
(Exact name of Registrant as specified in its charter)
Kentucky and Virginia
One Quality Street
	Lexington,	KY	40507-1462
	(502)	627-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

PPL Corporation

On July 29, 2022, PPL Corporation's subsidiaries, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU"), each entered into separate term loan agreements.

Louisville Gas and Electric Company

On July 29, 2022, LG&E, entered into a $300 million term loan credit agreement, with U.S. Bank National Association, as Administrative Agent, and the other Lenders party thereto (the "LG&E Credit Agreement"). The LG&E Credit Agreement is filed as Exhibit 10.1 to this Report.

On July 29, 2022, LG&E borrowed the full principal amount of $300 million under the LG&E Credit Agreement. All principal and unpaid interest under the term loan is due and payable on July 29, 2024.

The term loan will, at the option of LG&E and except as otherwise provided in the LG&E Credit Agreement, be incurred and maintained as a loan that bears interest at a fluctuating per annum rate of interest based on the applicable secured overnight financing rate ("SOFR"), the lender's prime rate or the federal funds rate as provided in the credit agreement. LG&E may prepay the principal and interest on the term loan and amounts prepaid may not be reborrowed.

The LG&E Credit Agreement contains customary representations, covenants and events of default. Under the LG&E Credit Agreement, LG&E is required to maintain a Consolidated Debt to total Consolidated Capitalization ratio (as defined in the LG&E Credit Agreement) not to exceed 70 percent. Failure to comply with this covenant is an event of default.

Kentucky Utilities Company

On July 29, 2022, KU, entered into a $300 million term loan credit agreement, with U.S. Bank National Association, as Administrative Agent, and the other Lenders party thereto (the "KU Credit Agreement"). The KU Credit Agreement is filed as Exhibit 10.2 to this Report.

On July 29, 2022, KU borrowed the full principal amount of $300 million under the KU Credit Agreement. All principal and unpaid interest under the term loan is due and payable on July 29, 2024.

The term loan will, at the option of KU and except as otherwise provided in the KU Credit Agreement, be incurred and maintained as a loan that bears interest at a fluctuating per annum rate of interest based on the applicable SOFR rate, the lender's prime rate or the federal funds rate as provided in the credit agreement. KU may prepay the principal and interest on the term loan and amounts prepaid may not be reborrowed.

The KU Credit Agreement contains customary representations, covenants and events of default. Under the KU Credit Agreement, KU is required to maintain a Consolidated Debt to total Consolidated Capitalization ratio (as defined in the KU Credit Agreement) not to exceed 70 percent. Failure to comply with this covenant is an event of default.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Exhibits

10.1 -
$300,000,000 Term Loan Credit Agreement dated as of July 29, 2022 among Louisville Gas and Electric Company, as Borrower, the Lenders from time to time party hereto and U.S. Bank National Association, as Administrative Agent.

10.2 -
$300,000,000 Term Loan Credit Agreement dated as of July 29, 2022 among Kentucky Utilities Company, as Borrower, the Lenders from time to time party hereto and U.S. Bank National Association, as Administrative Agent.

	104 -	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President - Finance and Accounting

KENTUCKY UTILITIES COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President - Finance and Accounting

Dated:  August 1, 2022